UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 23, 2025
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California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 World Trade Center
Suite 1500
Long Beach
California	90831
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 23, 2025, in connection with the Stock Repurchase described in Item 8.01 below, Mr. Bobby Saadati and California Resources Corporation (the “Company”) agreed that, as contemplated by that certain Stockholder Agreement, dated July 1, 2024, by and among the Company, IKAV Impact S.a.r.l., a Luxembourg corporation (“IKAV”), and the other stockholders party thereto (the “Stockholder Agreement”), Mr. Saadati will resign from the Company’s Board of Directors (the “Board”), effective upon consummation of the Stock Repurchase.
Mr. Saadati had previously been nominated for appointment to the Board by IKAV pursuant to the terms of the Stockholder Agreement. Under the Stockholder Agreement, IKAV is entitled to nominate one director for appointment to the Board (the “Director Nominee Right”) for so long as IKAV and its affiliates hold at least 5% or more of the issued and outstanding shares of common stock of the Company, par value $0.01 per share (“Common Stock”). Upon consummation of the Stock Repurchase, IKAV and its affiliates will hold less than 5% of the issued and outstanding shares of the Common Stock, will no longer be entitled to the Director Nominee Right and will be required to cause its director nominee to promptly tender his resignation from the Board.
Item 8.01    Other Events.
On June 23, 2025, the Company agreed to repurchase 4,950,000 shares of Common Stock from IKAV at a price of $46.00 per share, for an aggregate purchase price of $227,700,000 (the “Stock Repurchase”). The Stock Repurchase is expected to settle on June 25, 2025. The Stock Repurchase will be made pursuant to the Company’s previously disclosed $1.35 billion Share Repurchase Program. The Company intends to fund the Stock Repurchase with cash on hand and cash flows from its operations.
Effective upon consummation of the Stock Repurchase, the lock-up restrictions applicable to sales of Common Stock by IKAV and its affiliates IKAV Energy, Inc., a Delaware corporation, and Simlog Inc., a Delaware corporation, pursuant to that certain Registration Rights Agreement, dated July 1, 2024, by and among the Company and each of the sellers party thereto, will cease to be effective.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts are forward-looking statements, and include statements relating to the pending Stock Repurchase. Words such as “expect,” “could,” “may,” "anticipate,” “intend,” “plan,” “ability,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “guidance,” “outlook,” “opportunity” or “strategy” or similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.
The Company cautions you not to place undue reliance on forward-looking statements contained in this document, which speak only as of the filing date, and the Company undertakes no obligation to update this information. Although the Company believes the expectations and forecasts reflected in its forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, including the risks and uncertainties contained in the Company’s SEC filings.

No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time.
The forward-looking statements speak only as of the date made and, other than as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Michael L. Preston
Name:	Michael L. Preston
Title:	Executive Vice President, Chief Strategy Officer and General Counsel

DATED: June 23, 2025